Exhibit 99.1

1 Parent of: Investor Presentation Second Quarter 2021 Financial Update July 29, 2021 (NASDAQ: “TCFC”)

2 Forward - Looking Statements This investor presentation contains, and future oral and written statements of The Community Financial Corporation (the “Company” or “TCFC”) and its wholly - owned banking subsidiary, Community Bank of the Chesapeake (the “Bank”), and its management may contain, statements about future events that constitute forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . Forward - looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts . They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may . ” Statements in this investor presentation that are not strictly historical are forward - looking and are based upon current expectations that may differ materially from actual results . These forward - looking statements include without limitation, those relating to the Company’s and the Bank’s future growth and management’s outlook or expectations for revenue, asset quality, profitability, business prospects, net interest margin, non - interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations, products or services, including the expected benefits from and/or the execution of integration plans relating to any acquisition we have undertaken or that we undertake in the future ; plans and cost savings regarding branch closings or consolidation ; any statement of expectation or belief ; projections related to certain financial metrics ; and any statement of assumptions underlying the foregoing . These forward - looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein . Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to : risks, uncertainties and other factors relating to the COVID - 19 pandemic, (including the length of time that the pandemic continues, the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations ; the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates) ; the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future, may or may not be realized within the expected time frames ; the impact of our adoption of the CECL standard ; limitations on our ability to declare and pay dividends or engage in share repurchases ; changes in the Company’s or Bank’s strategy ; costs or difficulties related to integration matters might be greater than expected ; availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; general economic trends ; changes in interest rates ; loss of deposits and loan demand to other financial institutions ; substantial changes in financial markets ; changes in real estate value and the real estate market ; the impact of government shutdowns or sequestration ; the possibility of unforeseen events affecting the industry generally ; the uncertainties associated with newly developed or acquired operations ; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future ; market disruptions and other effects of terrorist activities ; and the matters described in “Item 1 A Risk Factors” in the Company’s Annual Report on Form 10 - K for the Year Ended December 31 , 2020 and in its other Reports filed with the Securities and Exchange Commission (the “SEC”) . The Company’s forward - looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www . sec . gov . The Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC . This investor presentation has been prepared by the Company solely for informational purposes based on its own information, as well as information from public sources . Certain of the information contained herein may be derived from information provided by industry sources . The Company believes such information is accurate and that the sources from which it has been obtained are reliable . However, the Company has not independently verified such information and cannot guarantee the accuracy of such information . This investor presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to contain all of the information that may be relevant . In all cases, interested parties should conduct their own investigation and analysis of the Company and the data set forth in the investor presentation and other information provided by or on behalf of the Company . This investor presentation is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted . Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . Pro Forma and Projected Information This investor presentation contains certain pro forma and projected information, including projected pro forma information that reflects the Company’s current expectations and assumptions . This pro forma information does not purport to present the results that the Company will ultimately realize . Non - GAAP Financials This investor presentation includes certain non - GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures and the Company’s reported results prepared in accordance with GAAP . Reconciliations of non - GAAP financial measures to GAAP financial measures are provided at the end of the presentation . Numbers in this presentation may not sum due to rounding .

3 Company Overview

The Community Financial Corporation

Community Bank of the Chesapeake

- ✓ The Community Financial Corporation (NASDAQ: TCFC) is the bank holding company for Community Bank of the Chesapeake
- ✓ $2.2 billion in assets at June 30, 2021 and market capitalization of approximately $207 Million[4]
- ✓ Headquartered in Waldorf, MD with 13 office locations in Maryland and Virginia
  - 11 Branches: 10 in the Southern Maryland counties of Calvert, Charles and St. Mary's and 1 in Virginia in the City of Fredericksburg
  - 4 Loan Production Offices (LPOs): 3 in Maryland (La Plata, Prince Frederick and Leonardtown) and 1 in Virginia (Fredericksburg)[5]
- ✓ Average branch size of greater than $160 million significantly exceeds industry average

	2018	2019	2020	YTD Q2 2020	YTD Q2 2021
Total Assets ($Bn)	$1.70	$1.80	$2.00	$2.09	$2.20
Net Income ($MM)	$11.20	$15.30	$16.10	$6.20	$12.73
ROAA	0.70%	0.88%	0.81%	0.65%	1.22%
ROAE	7.53%	9.32%	8.46%	6.64%	12.57%
ROATCE (Operating) [1]	10.70%	10.47%	9.32%	7.44%	13.59%
Net Interest Margin	3.43%	3.31%	3.36%	3.39%	3.43%
Efficiency Ratio [1]	61.50%	59.80%	51.30%	51.50%	48.00%
Loans/ Deposits	94.21%	96.19%	92.50%	97.11%	85.06%
NPAs/ Assets [2]	2.02%	1.46%	1.08%	1.30%	0.72%
LLR/ Portfolio Loans [3]	0.81%	0.75%	1.29%	1.09%	1.21%
Leverage Ratio	9.50%	10.08%	9.56%	9.76%	9.57%
Earnings per Share	$2.02	$2.75	$2.74	$1.05	$2.17
TBV per Share [1]	$25.25	$28.57	$31.45	$ 29.91	$ 33.15

1) Non-GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.
2) Non-performing Loans ("NPLs") include nonaccrual loans, loans 90+ days past due and accruing TDRs. Non-performing assets ("NPAs") include NPLs and OREO.
3) Portfolio loans or gross portfolio loans ("GPLs") exclude U.S. Small Business Payroll Protection Loans ("U.S. SBA PPP")
4) Market data as of 07/26/2021.
5) Two LPOs are located within branch offices.

4

5 1950 2000 2005 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 History Total Assets ($mm) ----- $248 ---------- $540 --------- $883 --------- $980 --------- $978 -------- $1,022 ------- $1,081 ------ $1,141 ------ $1,332 ------- $1,401 -- ---- $1,687 ------- $1,796 ------ $2,025 Changed name to “Community Bank of the Chesapeake” from “Community Bank of Tri - County” Expanded Virginia franchise after opening branch in Fredericksburg, complementing its already existing loan production office Total assets of $2.0 billion Note: Bank - level data as of December 31, 2020. Founded in 1950 as Tri - County Building & Loan 1950 2016 2020 2011 2000 2014 2019 2012 2017 2018 2013 1990 2015 Celebrated 50 - year anniversary of serving Southern Maryland communities William J. Pasenelli appointed as Chief Executive Officer on July 1, 2014 Officially finalized acquisition of La Plata, MD - based County First Bank Extended network into Virginia after opening first branch in King George County 2010

6 #1 Market Share Position in Southern Maryland (1) Deposit Market Share – Southern Maryland (1) Existing Franchise Rank Institution (ST) Deposits in Market ($mm) Market Share (%) 1 $1,605 25.8% 2 PNC Financial Services Group Inc. 1,218 19.6% 3 Bank of America Corp. 1,158 18.7% 4 Truist (formerly BB&T/Suntrust) 961 15.5% 5 WesBanco (formerly Old Line Bank) 616 9.9% 6 M&T Bank Corp. 278 4.5% 7 Capital One Financial Corp. 171 2.8% 8 Wells Fargo & Co. 109 1.7% 9 Virginia Partners Bank (MD) 58 0.9% 10 SONABANK 37 0.6% FDIC Deposits in Southern Maryland $6,213 100% 1) Source: Federal Deposit Insurance Corporation website. Deposit market share data as of 6/30/20. Southern Maryland includes t he counties of Calvert, Charles, and Saint Mary’s, MD. The Bank also maintains a branch in Fredericksburg, VA. x Fredericksburg, VA market share improved from 3.3% at June 30, 2019 to 4.2% at June 30, 2020 as deposits increased $21.5 million to to $68.2 million. x Total FDIC insured deposits in Bank’s Maryland and Virginia footprint were $7.8 billion as of June 30, 2020 x Virginia deposits as of June 30, 2021 were $85.0 million TCFC (11 branches) TCFC (4 LPOs) Future Branch La Plata Waldorf Leonardtown Prince Frederick Dunkirk Lexington Park Bryans Road Lusby Fredericksburg Charlotte Hall

7 Significant In - Market Federal Agency Presence x Department of Defense in - market presence: • National Energetics Center – Naval Support Facility at Indian Head (Charles County) • Naval Surface Warfare – Naval Support Facility at Dahlgren (King George County) • Air Force One – Andrews AFB (Prince Georges County) • US Marines – Quantico (Prince William County) • Defense Intelligence Agency & Defense Intelligence Analysis Center – Joint Base Anacostia - Bolling (Prince Georges County) • Naval Air Station Patuxent River (St. Mary’s County) x Additional major in - market Federal Agency presence: • Federal Aviation Administration (FAA) Unmanned Aerial Vehicle (UAV) Drones Program • Homeland Security • FBI & DEA – Quantico (Prince William County)

Investment Highlights

Community Bank of the Chesapeake

Increasing Profitability	✓ ROAA and Pre-tax, pre-provision ROAA of 1.22% and 1.68% YTD Q2 2021 compared to 0.65% and 1.57% YTD Q2 2020 ✓ YTD Q2 2021 EPS of $2.17 or $1.12 per share more than YTD Q2 2020 ✓ Positive near-term outlook based on strong core earnings, expense control, customer acquisition, new products and credit quality
#1 Market Share in Southern Maryland & Expanding Market Share in Virginia	✓ Over 25% deposit market share in Southern Maryland ✓ Dominant position in affluent, growing markets with expanding presence in Fredericksburg and Spotsylvania, VA markets ✓ Relationship banking focus; high touch with direct access to senior decision makers.
Low-cost Core Deposit Base	✓ Greater than 89% ($1.7 billion) Core Deposits as of Q2 2021 ✓ Large percentage of deposits are noninterest-bearing (22%) ✓ Q2 2021 cost of deposits and interest-bearing deposits were 0.14% and 0.18%
Improving Credit Quality	✓ NPAs / Assets down to 0.72% compared to 1.30% same quarter last year ✓ COVID-19 loan deferrals were $3.5 million, 0.16% of assets or 0.23% of gross portfolio loans (1) ✓ Adequate loan loss reserves with reserve/NPL coverage of 129.4%

1) Gross portfolio loans exclude U.S. SBA PPP loans.

8

9 Significant Shareholder Returns NOTE: Market data as of June 30, 2021. Total Return

10 Dividends Annual Dividends Per Common Share $0.37 $0.40 $0.50 $0.60 $0.30 $0.35 $0.40 $0.45 $0.50 $0.55 $0.60 $0.65 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 (est.) x Long history of stable quarterly dividends x Recent increases in 2018 ($0.125 per quarter) and 2021 ($0.15 per quarter) based on increased profitability x Board will continue to examine opportunities to increase payout ratio (18.2% in 2020) over next several years which has lagged peers (1) 1) The Company’s Board of Directors declares dividends on a quarterly basis and the 2021 estimate is based on management’s as sum ption that the first and second quarter dividends declared of $0.15 per common share will continue in each quarter of 2021. The Board’s declaration of any dividend in the futu re is dependent on a number of factors and there is no guarantee that the Board will declare future dividends or if so, the amount of such dividends.

Future Growth

Community Bank of the Chesapeake

✓Current digital platform(s) have capacity to support future growth

✓Management is focused on:

- Maintaining low-cost funding
- Driving operating efficiency by optimizing branch structure, virtual banking operations and automation
- Opportunistic growth from market disruption (e.g., WesBanco – Old Line acquisition, FNB- Howard Bank acquisition)
- Increasing market share in Virginia
  - As of June 30, 2021, loans in the greater Fredericksburg, Virginia area accounted for approximately 40% of the Bank's outstanding portfolio loans, and Fredericksburg branch deposits were $85 million with an average cost of deposits of four basis points.
  - New branch in Spotsylvania, Virginia to open in fall of 2021
  - New lender hired to develop team to expand further west towards Charlottesville
- Additional new products and services to increase non-interest income – In Q2 2021 the Bank launched:
  - A new residential mortgage program, and
  - A retail and commercial credit card program

  The Bank's business development team partnered with two proven FinTech firms

11

12 Financial Results

Financial Highlights

Community Bank of the Chesapeake

($000s except per share)	2017 FY	2018 FY	2019FY	2020FY	YTD 2020 6/30/20	YTD 2021 6/30/21
Balance Sheet						
Total Assets	$1,405,961	$1,689,227	$1,797,536	$2,026,439	$2,093,756	$2,195,059
Gross Portfolio Loans ("GPLs")	1,150,044	1,346,922	1,454,172	1,504,275	1,492,745	1,533,876
U.S. SBA PPP Loans	-	-	-	110,320	129,384	89,129
Deposits	1,106,237	1,429,629	1,511,837	1,745,602	1,670,364	1,908,138
Tangible Common Equity [1]	109,957	140,841	168,541	185,651	176,797	191,860
Consolidated Capital (%)						
Tang. Common Equity / Tang. Assets [1]	7.82 %	8.41	9.44	9.22 %	8.50 %	8.79 %
Leverage Ratio	8.79	9.50	10.08	9.56	9.76	9.57
Tier 1 Risk Based Ratio	10.53	11.23	11.91	12.23	11.89	12.30
Risk-Based Capital Ratio	13.40	13.68	14.16	14.69	12.94	14.62
TBV Per Share [1]	23.65	$ 25.25	$ 28.57	$ 31.45	$ 29.91	$ 33.15
Asset Quality (%)						
NPAs/Assets [3]	1.71 %	2.02	1.46	1.08 %	1.30 %	0.72 %
NCOs/Avg Portfolio Loans	0.03	0.07	0.16	0.14	0.30	0.20
NPLs [3] + OREO/GPLs + OREO	2.07	2.51	1.80	1.45	1.78	1.00
Reserves / NPLs [3]	71.5	42.3	59.1	103.4	69.5	129.4
Profitability						
Net Income	$7,208	$11,228	$15,272	$16,136	$6,198	$12,731
ROAA	0.52 %	0.70	0.88	0.81 %	0.65 %	1.22 %
ROAA (Operating) [2]	0.78	0.87	0.88	0.81	0.65	1.22
Pre-tax Pre-Provision ("PTPP") ROAA [1]	1.26	1.05	1.32	1.58	1.57	1.68
ROACE	6.55	7.53	9.32	8.46	6.64	12.57
ROATCE (Operating) [2]	9.70	10.70	10.47	9.32	7.44	13.59
PTPP ROATCE [1]	15.80	12.40	15.31	17.60	17.12	18.54
Net Interest Margin	3.37	3.43	3.31	3.36	3.39	3.43
Efficiency Ratio [1]	60.4	61.5	59.8	51.3	51.5	48.0
Non-Int Exp / Avg Assets (Operating) [2]	2.07	2.11	2.02	1.75	1.81	1.69
Net Op Exp / Avg Assets (Operating) [2]	1.79	1.85	1.71	1.40	1.41	1.32
Diluted EPS	$1.56	$2.02	$2.75	$2.74	$1.05	$2.17
Diluted EPS (Operating) [2]	2.31	2.51	2.75	2.74	1.05	2.17

Highlights

- ✓ Improved core earnings since 2019 due to changes in the Bank's funding composition, the control of expenses and organic loan growth
- ✓ Company repurchased 200,275 common shares or $7.0 million between 11/1/2020 and 07/15/2021. Shares outstanding at 07/15/2021 were 5,715,732 vs. 5,786,928 at 06/30/2021
- ✓ Third consecutive quarter of record ROAA (1.18% Q4 2020, 1.22% Q1 and Q2 2021)
- ✓ Strong expense control
- ✓ 46% or $2.7 million increase in noninterest income in 2020 vs. 2019
- ✓ Net deferred fees of $2.6 million at 06/30/21 for PPP loans
- ✓ Raised $20.0 million in Sub-debt at 4.75% in October 2020
- ✓ The Company expects to early adopt CECL on 01/01/2022. The Company currently cannot reasonably estimate the impact of adopting this standard.

1) Non-GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.
2) Operating results are non-GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.
3) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. NPAs include NPLs and OREO. Portfolio loans or gross portfolio loans ("GPLs") exclude U.S. SBA PPP loans.

13

14 Return on Average Assets (ROAA)(%) 1) Refer to Appendix in this presentation for a reconciliation of reported ratios to NON - GAAP ratios on slides 15, 16, & 17. Return on Average Common Equity (ROACE) (%) Reported Ratios (1) - ROAA, ROACE, Efficiency and Net Operating Expense Efficiency Ratio (%) Net Operating Expense Ratio (%) 6.55% 7.53% 9.32% 8.46% 12.57% 2017 2018 2019 2020 YTD 2021 0.52% 0.70% 0.88% 0.81% 1.22% 2017 2018 2019 2020 YTD 2021 63.4% 69.4% 61.1% 54.8% 52.5% 2017Y 2018Y 2019Y 2020Y 2021YTD 1.89% 2.13% 1.75% 1.49% 1.46% 2017Y 2018Y 2019Y 2020Y 2021YTD

15 x The combination of improved expense discipline, continued organic growth and increased noninterest income have produced steady improvement in performance x Closed four of five County First locations during May 2018. Net of one branch (La Plata) added to branch network x The St. Patrick's Drive branch in Waldorf, Maryland was closed in March 2021 Return on Average Assets (%) PTPP = Pre - tax Pre - provision Income (1) Increasing Profitability – ROAA 1) Operating results are non - GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.

16 Return on Average Tangible Common Equity (%) PTPP = Pre - tax Pre - provision Income Increasing Profitability – ROATCE 1) Tangible common equity and operating results related measures are non - GAAP financial measures. Refer to Appendix to this pre sentation for a reconciliation. (1)

Efficiency & Net Operating Expenses

Community Bank of the Chesapeake



Efficiency Ratio[1]
60.4%
61.5%
59.8%
51.3%
48.0%
2017Y
2018Y
2019Y
2020Y
2021YTD



Net Operating Expense / Avg. Assets[1]
1.79%
1.85%
1.71%
1.40%
1.32%
2017Y
2018Y
2019Y
2020Y
2021YTD

- ✓ Expense control remains a top priority through the COVID-19 crisis
- ✓ Increased noninterest income and net interest income while maintaining expenses has increased efficiency and PTPP
- ✓ Ongoing review of operating expense base for specific savings initiatives, including closure of underperforming branches
- ✓ Efficiency ratio and net operating expense better than peer institutions
- ✓ Q2 YTD 2021 $1.2 million fraud loss is excluded from ratios due to non-recurring nature [2]

1) Operating results are non-GAAP financial measures. Refer to Appendix to this presentation for a reconciliation.
2) As of May 25, 2021, the Bank has recovered $200,000 of funds of the $1.3 million charge related to an isolated wire transfer fraud incident. Management's investigation has found no evidence that information systems of the Bank were compromised or that employee fraud was involved. No additional expense is expected to be incurred relating to this incident and the Company submitted an insurance claim that could result in a recovery of a portion of the expense.

17

18 x U.S. Small Business Administration Payroll Protection Program of $89.1 million as of June 30, 2021 are excluded from the above balances and metrics due to their temporary nature. Net U.S. SBA PPP loan deferred fees were $2.6 million as of June 30, 2021. x Commercial loan portfolios were 88% of loans as of June 30, 2021 Historical Loan Growth Since 2015 ($mm) (1) Loan Composition (06/30/2021) (1) YTD Yield (1) : 4.01% Loan Composition 1) U.S. SBA PPP Loans of $89.1 million at 06/30/2021 are excluded from the above balances and metrics due to their temporary nat ure . $917.7 $1,089.0 $1,150.0 $1,346.9 $1,454.2 $1,504.3 $1,533.9 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021YTD

19 x Success in increasing transaction deposits, including noninterest bearing deposits, has helped alleviate pressure on cost of funds x Total deposits increased ~$800 million since December 31, 2017 • County First acquisition added ~$200 million in deposits in 2018 • Deposits have increased ~$390 million between Q4 2019 and Q2 2021 x Time deposits steadily decreased as a percentage of deposit funding since 2015 Historical Deposit Growth Since 2015 ($mm) Deposit Composition (06/30/2021) MRQ Cost: 0.14% Deposit Composition Interest Bearing Transaction 59.9% Non - Interest Bearing Transaction 22.2% Time Deposits 17.9% $1.9 Billion $906.9 $1,038.8 $1,106.2 $1,429.6 $1,511.8 $1,745.6 $1,908.1 $142.8 $144.9 $159.8 $209.4 $241.2 $362.1 $423.1 $388.5 $461.1 $494.8 $773.2 $876.4 $1,029.6 $1,143.6 $375.6 $432.8 $451.6 $447.0 $394.2 $353.9 $341.4 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021YTD Total Non-Interest Bearing Transaction Interest Bearing Transaction Time Deposits

20 Net Interest Margin vs. Cost of Funding Cost of Funding and Net Interest Margin 3.21% 3.31% 3.56% 3.68% 3.60% 3.48% 3.37% 3.43% 3.31% 3.36% 3.43% 1.59% 1.21% 0.88% 0.74% 0.75% 0.73% 0.81% 0.99% 1.22% 0.57% 0.23% 1.43% 1.05% 0.71% 0.56% 0.48% 0.48% 0.56% 0.80% 1.06% 0.47% 0.16% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 YTD 2021 Net Interest Margin Cost of Funds Cost of Deposits

21 Net Interest Margin and Core Net Interest Margin (1) Net Interest Margin – Last Nine Quarters (1) Core net interest margin excludes SBA PPP average loan balances and loan interest, accretion interest and debt prepayment pe nalties. Refer to the Appendix in this presentation for a reconciliation of non - GAAP financial measures. 3.31% 3.33% 3.33% 3.29% 3.43% 3.34% 3.27% 3.40% 3.50% 3.37% 3.26% 3.27% 3.27% 3.23% 3.38% 3.36% 3.30% 3.41% 3.30% 3.26% 3.10% 3.15% 3.20% 3.25% 3.30% 3.35% 3.40% 3.45% 3.50% 3.55% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 2020Q2 2020Q3 2020Q4 2021Q1 2021Q2 NIM Core NIM

22 Credit Quality – Classified Assets Source: Management and company filings. (1) Classified assets include loans graded as substandard, doubtful or loss, non - investment grade securities and OREO. Classified Asset (1) Trends as a Percentage of Assets Classified Asset (1) Trends in Dollars x Steady improvement in Bank’s overall credit metrics over last several years x In Q1 2021 the Bank sold impaired non - accrual and classified loans with an amortized cost of $9.1 million, net of charge - offs of $1.4 million. Disposal decreased the specific reserve, improved asset quality and improved several ALLL qualitative factors. x 82%, or $67 million, reduction in classified assets (1) since their peak in Q3 2011 from $82 million to $15 million at Q2 2021

23 Credit Quality – Non - Performing Assets (“NPAs”) Source: Management and company filings. (1) NPLs include nonaccrual loans, loans 90+ days past due and accruing TDRs. NPAs include NPLs and OREO (2) Portfolio loans or gross portfolio loans (“GPLs”) exclude U.S. SBA PPP loans NPA (1) Trends as a Percentage of Assets NPA (1) Trends in Dollars x NPLs (1) + OREO/Gross Portfolio Loans (2) + OREO have decreased from 1.80% at Q4 2019 to 1.45% at Q4 2020 and1.03% at Q2 2021

24 COVID - 19 Update Customer and Employee Impacts x Minimal disruption in customer service levels - branch lobbies re - opened in June 2020 x Shifted workforce to remote work as needed and implemented HR related aspects of CARES Act to ensure employee wellness x Investments in technology platforms during last several years performed well in challenging operating environment US SBA PPP Loans x Balances of $110.3 million and $89.1 million as of December 31, 2020 and June 30, 2021 x Community Bank participated in both U.S. SBA PPP loan programs and processed over 960 loans totaling $130 million in the first round of funding and over 540 loans totaling $59 million in the second round x The Company has no Federal Reserve PPLF facility balances as of June 30, 2021 COVID - 19 Deferred Loans x Deferred loans decreased from $35.4 million at December 31, 2020 to $23.1 million at March 31, 2021. At June 30, 2021 deferred loans were $3.5 million or 0.23% of gross portfolio loans (1) x Overall improvement has been driven by the resilience of our local economy which is tied to the federal government x Deferrals that remain are to customers in industries that continue to require support to weather the pandemic 1) Gross portfolio loans exclude U.S. SBA PPP loans.

25 Appendix

Non-GAAP Reconciliation

Community Bank of the Chesapeake

Tangible Book Value Per Share & Tangible Common Equity / Tangible Assets

"Tangible book value per share" is defined as tangible stockholders' equity less preferred equity and intangible assets divided by total common shares outstanding. We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.

(dollars in thousands, except share data)	For the Years Ended										
	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
Stockholders' Equity	$ 25,586	$ 26,873	$ 27,912	$ 31,124	$ 34,578	$ 37,729	$ 48,847	$ 67,114	$ 68,190	$ 71,105	$ 75,454
Intangible Assets	-	-	-	-	-	-	-	-	-	-	-
Preferred Equity	-	-	-	-	-	-	-	(16,317)	(16,317)	(16,317)	(20,000)
Tangible Common Equity	$ 25,586	$ 26,873	$ 27,912	$ 31,124	$ 34,578	$ 37,729	$ 48,847	$ 50,797	$ 51,873	$ 54,788	$ 55,454
Shares Outstanding	2,554,218	2,564,252	2,542,314	2,580,444	2,641,487	2,642,288	2,909,974	2,947,759	2,976,041	3,002,616	3,026,557
Tangible Book Value per Share	$ 10.02	$ 10.48	$ 10.98	$ 12.06	$ 13.09	$ 14.28	$ 16.79	$ 17.23	$ 17.43	$ 18.25	$ 18.32

(dollars in thousands, except share data)	For the Years Ended									For the Period Ended	
	2012	2013	2014	2015	2016	2017	2018	2019	2020	6/30/2020	6/30/2021
Stockholders' Equity	$ 79,047	$ 110,730	$ 116,559	$ 99,783	$ 104,426	$ 109,957	$ 154,482	$ 181,494	$ 198,013	$ 189,442	$ 203,962
Intangible Assets	-	-	-	-	-	-	(13,641)	(12,953)	(12,362)	(12,645)	(12,102)
Preferred Equity	(20,000)	(20,000)	(20,000)	-	-	-	-	-	-	-	-
Tangible Common Equity	$ 59,047	$ 90,730	$ 96,559	$ 99,783	$ 104,426	$ 109,957	$ 140,841	$ 168,541	$ 185,651	$ 176,797	$ 191,860
Total Assets	$ 981,639	$1,023,824	$1,082,878	$1,143,332	$1,334,257	$1,405,961	$1,689,227	$1,797,536	$2,026,439	$2,093,756	$2,195,059
Intangible Assets	-	-	-	-	-	-	(13,641)	(12,953)	(12,362)	(12,645)	(12,102)
Tangible Assets	$ 981,639	$1,023,824	$1,082,878	$1,143,332	$1,334,257	$1,405,961	$1,675,586	$1,784,583	$2,014,077	$2,081,111	$2,182,957
Shares Outstanding	3,052,416	4,647,407	4,702,715	4,645,429	4,633,868	4,649,658	5,577,559	5,900,249	5,903,613	5,911,715	5,786,928
Tangible Book Value per Share	$ 19.34	$ 19.52	$ 20.53	$ 21.48	$ 22.54	$ 23.65	$ 25.25	$ 28.57	$ 31.45	$ 29.91	$ 33.15
Tangible Common Equity/Tangible Assets	6.02%	8.86%	8.92%	8.73%	7.83%	7.82%	8.41%	9.44%	9.22%	8.50%	8.79%
GAAP Book Value	$ 25.90	$ 23.83	$ 24.79	$ 21.48	$ 22.54	$ 23.65	$ 27.70	$ 30.76	$ 33.54	$ 32.05	$ 35.25

26

27 Consistent Shareholder Value Creation NOTE: Tangible book value per share is a non - GAAP financial measure. Refer to Appendix for a reconciliation to GAAP. Additional shares outstanding from the capital raised below impacted year to year comparability of per share book value amounts: • In October 2013, the Company issued 1,591,300 shares of common stock for net proceeds of $27.4 million after commissions and rel ated offering expenses. • In December 2019, the Company issued 312,747 shares of common stock in a private placement offering for net proceeds of $10.6 mi llion after offering expenses. Book value and tangible book value were the same until 2018 upon the acquisition of County First Bank:

Non-GAAP Reconciliation

Community Bank of the Chesapeake

Efficiency Ratio & Noninterest Expense and Net Operating Expense to Average Assets

"Efficiency ratio" is defined as recurring non-interest expense less foreclosed real estate (OREO) expenses and valuation allowances, less merger and acquisition costs, less amortization of intangible assets divided by operating revenue. Operating revenue is equal to net interest income plus non-interest income excluding gains and losses on securities and foreclosed real estate. In our judgment, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business. "Efficiency ratio as reported" is defined as non-interest expense divided by operating revenue. This is the ratio that appears in the Company's SEC filings.

(dollars in thousands, except share data)					YTD	
	2017	2018	2019	2020	6/30/2020	6/30/2021
Non-Interest Expense	$ 30,097	$ 38,149	$ 36,233	$ 38,003	$ 19,080	$ 19,526
OREO Valuation Allowance & Expenses	(746)	(657)	(963)	(3,200)	(1,882)	(669)
Merger Costs	(829)	(3,625)	-	-	-	-
Fraud Loss	-	-	-	-	-	(1,200)
Adjusted Non-Interest Expense (Numerator)	$ 28,522	$ 33,867	$ 35,270	$ 34,803	$ 17,198	$ 17,657
Net Interest Income	$ 43,388	$ 50,887	$ 53,534	$ 60,917	$ 29,577	$ 32,944
Non-Interest Income	4,084	4,068	5,766	8,416	4,380	4,216
(Gains)/Losses on OREO Disposals	(43)	8	-	-	-	-
Realized (Gains) Losses on Other Assets	(47)	(1)	1	(6)	-	(68)
Loss on sale of impaired loans	-	-	-	-	-	191
Unrealized (Gains) Losses on Equity Securities	-	81	(134)	(101)	(115)	72
Realized (Gains) Losses on Securities	(175)	-	(226)	(1,384)	(441)	(586)
Operaing Revenue (Denominator)	$ 47,207	$ 55,043	$ 58,941	$ 67,842	$ 33,401	$ 36,769
Average Assets	$1,376,983	$1,603,393	$1,743,448	$1,985,275	$1,896,488	$2,093,886
Reported Efficiency Ratio	63.4%	69.4%	61.1%	54.8%	56.2%	52.5%
Efficiency Ratio	60.4%	61.5%	59.8%	51.3%	51.5%	48.0%
Reported Non-interest Expense/Avg Assets	2.19%	2.38%	2.08%	1.91%	2.01%	1.87%
Operating Non-interest Expense/Avg Assets	2.07%	2.11%	2.02%	1.75%	1.81%	1.69%
Reported Net Operating Expense/Avg Assets [(1)]	1.89%	2.13%	1.75%	1.49%	1.55%	1.46%
Operating Net Operating Expense/Avg Assets [(1)]	1.79%	1.85%	1.71%	1.40%	1.41%	1.32%

1) Net operating expense is non-interest expense offset by non-interest income.

28

Non-GAAP Reconciliation

Community Bank of the Chesapeake

Operating Metrics – Excluding Impacts of the Tax Cuts and Jobs Act, Merger Costs and Core Deposit Amortization

During 2017 and 2018, our operating results were impacted by one-time expenses related to our acquisition of County First Bank. During 2017, the Tax Cut and Jobs Act of 2017 had a one-time impact to earnings in the fourth quarter of 2017. Our calculation of ROATCE excludes the amortization of core deposits. We believe that investors would benefit from analyzing our profitability and expense metrics excluding these one-time items.

(dollars in thousands, except share data)

					YTD	
	2017	2018	2019	2020	6/30/2020	6/30/2021
Net Income (as reported)	$ 7,208	$ 11,228	$ 15,272	$ 16,136	$ 6,198	$ 12,731
Tax Cuts and Jobs Act (net of tax)	2,740	-	-	-	-	-
Merger Costs (net of tax)	724	2,693	-	-	-	-
Non-GAAP Operating Net Income	$ 10,672	$ 13,921	$ 15,272	$ 16,136	$ 6,198	$ 12,731
Reported Return on Average Assets	0.52%	0.70%	0.88%	0.81%	0.65%	1.22%
Operating Return on Average Assets	0.78%	0.87%	0.88%	0.81%	0.65%	1.22%
Reported Return on Average Common Equity	6.55%	7.53%	9.32%	8.46%	6.64%	12.57%
Operating Return on Average Common Equity	9.70%	9.33%	9.32%	8.46%	6.64%	12.57%
Reported Diluted Earnings Per Share	$ 1.56	$ 2.02	$ 2.75	$ 2.74	$ 1.05	$ 2.17
Operating Diluted Earnings Per Share	$ 2.31	$ 2.51	$ 2.75	$ 2.74	$ 1.05	$ 2.17
Average Assets	$1,376,983	$1,603,393	$1,743,448	$1,985,275	$1,896,488	$2,093,886
Average Equity	$ 109,979	$ 149,128	$ 163,936	$ 190,720	186,580	202,516
Weighted Average Common Shares Outstanding	4,629,228	5,550,510	5,560,588	5,893,559	5,890,607	5,877,698

Return on Average Tangible Common Equity ("ROATCE") Reconciliation

(dollars in thousands, except share data)

					YTD	
	2017	2018	2019	2020	6/30/2020	6/30/2021
Net Income (as reported)	$ 7,208	$ 11,228	$ 15,272	$ 16,136	$ 6,198	$ 12,731
Tax Cuts and Jobs Act (net of tax)	2,740	-	-	-	-	-
Core Deposit Intangible Amortization (net of tax)	-	572	502	462	262	193
Merger Costs (net of tax)	724	2,693	-	-	-	-
Non-GAAP Operating Net Income	$ 10,672	$ 14,493	$ 15,774	$ 16,598	$ 6,460	$ 12,924
Operating ROATCE	9.70%	10.70%	10.47%	9.32%	7.44%	13.59%
Average Tangible Common Equity	$ 109,979	$ 135,480	$ 150,622	$ 178,048	173,759	190,266

29

Non-GAAP Reconciliation

Community Bank of the Chesapeake

Net Interest Margin and Core Net Interest Margin

We believe core net interest margin, which reflects our net interest margin before the impact of U.S. SBA PPP loan interest and average balances, accretion interest on acquired loans and prepayment penalties of long-term debt, allows investors to better assess our net interest margin in relation to our core net interest margin by removing the volatility associated with volatility and temporary interest income and interest expense for comparable institutions. We also believe that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on net interest income of various institutions will likely vary based on the geography of the communities served by a particular institution.

	For the Three Months Ended									
	2019Q1	2019Q2	2019Q3	2019Q4	2020Q1	2020Q2	2020Q3	2020Q4	2021Q1	2021Q2
Average Interest-Earning Assets ("IEAs")	1,577,089	1,594,616	1,623,561	1,666,172	1,673,608	1,820,775	1,882,718	1,881,581	1,886,799	1,952,436
Less: Average SBA PPP Loans	-	-	-	-	-	(90,132)	(127,092)	(120,473)	(116,003)	(104,426)
Adjusted Average IEAs	1,577,089	1,594,616	1,623,561	1,666,172	1,673,608	1,730,643	1,755,626	1,761,108	1,770,796	1,848,010
Net Interest Income	13,037	13,259	13,525	13,713	14,353	15,224	15,368	15,972	16,509	16,435
Less: Accretion Interest	(172)	(209)	(242)	(240)	(222)	(181)	(111)	(96)	(90)	(75)
Less: PPP Income	-	-	-	-	-	(493)	(902)	(1,308)	(1,802)	(1,318)
Add: FHLB Prepayment Penalty	-	-	-	-	-	-	123	442	-	-
Adjusted Net Interest Income	12,865	13,050	13,283	13,473	14,131	14,550	14,478	15,010	14,617	15,042
Net Interest Margin	3.31%	3.33%	3.33%	3.29%	3.43%	3.34%	3.27%	3.40%	3.50%	3.37%
Core Net Interest Margin	3.26%	3.27%	3.27%	3.23%	3.38%	3.36%	3.30%	3.41%	3.30%	3.26%

30

Non-GAAP Reconciliation

Community Bank of the Chesapeake

Pre-Tax Pre-Provision ("PTPP") Income ROAA, ROACE and ROATCE

We believe that pre-tax pre-provision income, which reflects our profitability before income taxes and loan loss provisions, allows investors to better assess our operating income and expenses in relation to our core operating revenue by removing the volatility that is associated with credit provisions and different state income tax rates for comparable institutions. We also believe that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on the loan loss provisions of various institutions will likely vary based on the geography of the communities served by a particular institution.

(dollars in thousands)					YTD	
	2017	2018	2019	2020	6/30/2020	6/30/2021
Net Income (as reported)	$ 7,208	$ 11,228	$ 15,272	$ 16,136	$ 6,198	$ 12,731
Loan Loss Provision	1,010	1,405	2,130	10,700	7,600	586
Income Taxes	9,157	4,173	5,665	4,494	1,079	4,317
Non-GAAP PTPP Income	$ 17,375	$ 16,806	$ 23,067	$ 31,330	$ 14,877	$ 17,634
PTPP ROAA	1.26%	1.05%	1.32%	1.58%	1.57%	1.68%
PTPP ROACE	15.80%	11.27%	14.07%	16.43%	15.95%	17.41%
PTPP ROATCE	15.80%	12.40%	15.31%	17.60%	17.12%	18.54%
Average Assets	$ 1,376,983	$ 1,603,393	$ 1,743,448	$ 1,985,275	$ 1,896,488	$ 2,093,886
Average Equity	$ 109,979	$ 149,128	$ 163,936	$ 190,720	$ 186,580	$ 202,516
Average Tangible Common Equity	$ 109,979	$ 135,480	$ 150,622	$ 178,048	$ 173,759	$ 190,266

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